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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 2014, except for Note 13, as to which the date is November 19, 2014 in the Registration Statement (Form S-1) and related Prospectus of Trevena, Inc. for the registration of $46,000,000 of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 19, 2014

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  Exhibit 23.1